UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018
_________________

OXBRIDGE RE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

Strathvale House, 2nd Floor 90 North Church Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands (Address of Principal Executive Office)		KY1-9006 (Zip Code)
Registrant’s telephone number, including area code: (345) 749-7570

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On November 16, 2018, Oxbridge Re Holdings Limited (the “Company”) extended the expiration date of its outstanding publicly traded warrants (NASDAQ: OXBRW) (the “Warrants”) to 5:00 p.m. Philadelphia time on the earlier to occur of (a) March 26, 2024 and (b) the date fixed for cancellation by the Company following any 20-trading day period in which the Company’s ordinary shares traded above $9.38 per share for at least ten trading days. The extension of the expiration date was effected by entering into an amendment to the Warrant Agreement, dated as of March 26, 2014, by and between the Company and the Broadridge Corporate Issuer Solutions, Inc., as warrant agent.

The Warrants to purchase up to an aggregate of 8,230,700 shares of the Company’s ordinary shares, par value $0.001 per share, were originally issued as part of the units in the Company’s April 2014 initial public offering and were originally set to expire on March 26, 2019. The Warrants have an exercise price of $7.50 per share.

The foregoing summary of the amendment to the Warrant Agreement is qualified in its entirety by reference to the complete text of such amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 19, 2018, the Company issued a press release with respect to the foregoing, which is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

Date: November 19, 2018	By:	/s/ Wrendon Timothy
Wrendon Timothy
Chief Financial Officer and Secretary (Principal Accounting Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment #1 to the Warrant Agreement dated March 26, 2014 between Oxbridge Re Holdings Limited and Broadridge Corporate Issuer Solutions, Inc., as Warrant Agent, dated November 16, 2018
99.1	Press Release, dated November 19, 2018